Exhibit 10.57

LEASE AGREEMENT

between

ECI TWO BAYSHORE LLC
as “Landlord”

and

SYSOREX GLOBAL HOLDINGS CORP.
as “Tenant”

Bayshore Standard Lease Form

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INDEX OF DEFINED TERMS

Abated Base Rent	4	Landlord Improvements
Additional Cost	Exhibit B	Landlord Parties	12
Additional Rent	7	Laws	5
Affiliate	28	Mortgagee	33
Alterations	13	OFAC	37
Audit	8	Operating Costs	5
Award	23	Parking Facility	3
Broker	37	Permitted Hazardous Materials	11
Building	3	Permitted Transfer	28
Building Rules	36	Permitted Transferee	28
Building Systems	10	Premises	3
Business Days	16	Property	3
Business Hours	16	Property Manager	20
Changes	Exhibit B	Proposed Transferee	25
Claims	19	Rent	9
Commencement Date	3	Rental Tax	16
Condemnation	24	Representatives	11
Condemnor	24	Rescission	27
Construction Rider	3	Review Notice	8
Control	28	Scheduled Commencement Date	3
Controls	16	SD Reduction Effective Date	9
Cosmetic Changes	13	Security Deposit	9
Cost Estimate	Exhibit B	Security Reduction Notice	9
Cost Pools	5	Service Failure	18
CPA	8	Substantial Completion	Exhibit B
Date of Condemnation	24	Substantially Complete	Exhibit B
Earthquake Contribution Amount	5	Substantially Completed	Exhibit B
Encumbrance	33	Taxes	7
Environmental Losses	11	Telecommunications Provider	19
Environmental Requirements	11	Tenant	3
Event of Default	29	Tenant Delay	3
Excess Deductible Share	5	Tenant Delays	Exhibit B
Expiration Date	3	Tenant Improvements	13
Extension Option	Exhibit D	Tenant’s Rescission Notice	27
Extension Period	Exhibit D	Tenant’s Review	8
Fair Market Base Rental	Exhibit D	Tenant’s Share	7
Fees	35	Tenant’s Taxes	16
Handled by Tenant	11	Term	3
Handling by Tenant	11	Trade Fixtures	15
Hazardous Materials	11	Transfer	25
HVAC	10	Transfer Consideration	26
Interest Rate	31	Transferee	25
Interior Common Areas	Exhibit C	Visitors	11
Landlord	3	Work List	Exhibit B

- ii -	Bayshore Standard Lease Form

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is August 21, 2014

Landlord:	ECI TWO BAYSHORE LLC, a Delaware limited liability company

Tenant:	SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation

Building Addresses:	One building with the following address:

2479 East Bayshore Road Palo Alto, CA 94303

Rentable Area of Building:	Approximately 100,734 rentable square feet

Premises:	Address:	2479 East Bayshore Road
	Floor:	First
	Suite Number:	195
	Rentable Area:	Approximately 4,377 rentable square feet

Term:	Sixty-four (64) full calendar months (plus any partial month at the beginning of the Term)

Scheduled Commencement Date:	1-Oct-14

Expiration Date:	The last day of the sixty-fourth (64th) full calendar month in the Term

Base Rent:	Months 1 - 12:	$3.25 per rentable square foot per month*
	Months 13 - 24:	$3.35 per rentable square foot per month
	Months 25 - 36:	$3.45 per rentable square foot per month
	Months 37 - 48:	$3.55 per rentable square foot per month
	Months 49 - 60:	$3.66 per rentable square foot per month
	Months 61 - 64:	$3.77 per rentable square foot per month

* Base Rent with respect to the Premises for the first four (4) full calendar months of the initial Term is subject to abatement pursuant to Section 3.1 of the Lease.

Maintenance, Operating Costs and Taxes:	This is a “triple net lease” where Tenant is responsible for maintenance, and reimbursing Landlord for operating costs and taxes, all in accordance with the applicable provisions of the Lease.

Tenant’s Share:	4.35%

Security Deposit:	$70,000.00, subject to the terms of Section 4 of the Lease

Landlord’s Address for Payment of Rent:	ECI Two Bayshore LLC
Dept # 35100
P.O. Box 39000
San Francisco, CA. 94139

Business Hours:	8:00 a.m. — 6:00 p.m., Monday through Friday, except holidays

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Landlord’s Address for Notices:	ECI Two Bayshore LLC
c/o Embarcadero Capital Partners,
LLC 1301 Shoreway Road, Suite
250 Belmont, CA 94002 Attn:
John Hamilton

with a copy to:

Mr. Gregory B. Shean Farella
Braun + Martel LLP The Russ
Building, 30th Floor 235
Montgomery Street San
Francisco, CA 94104

Tenant’s Address for Notices:	Prior to the Commencement Date:
Sysorex Global Holdings Corp.
3375 Scott Boulevard, Suite 440
Santa Clara, CA 95054

From and after the Commencement Date:
The Premises

Broker:	Cornish & Carey Commercial Newmark Knight Frank, representing Landlord and Tenant

Guarantor:	None as of the date of this Lease

Property Manager:	Embarcadero Realty Services LP

Additional Provisions:	37.	Parking
	38.	Extension Option
	39.	Signage

Exhibits:
Exhibit A:	The Premises
Exhibit B:	Construction Rider
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

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THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.            PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the “Premises”), in the Office Building located at the address specified in the Basic Lease Information (the “Building”). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises and the Building for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information. The Building, together with the parking areas dedicated to the Building and the parcel(s) of land on which the Building and such parking areas are situated are collectively called the “Property”. The surface parking areas serving the Property are referred to as the “Parking Facility”. Landlord agrees that the base Building Systems (as such term is defined in Section 5.1 below) shall be in working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant, Tenant Representatives and/or Visitors or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in working order as of the date Landlord delivers possession of the Premises to Tenant and Tenant provides Landlord with notice of the same within forty-five (45) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same, at Landlord’s sole cost and expense. Pursuant to Civil Code section 1938, Landlord states that, as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code section 55.53.

2.            TERM; POSSESSION. The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). The “Commencement Date” shall be the later of (a) the date on which Landlord tenders possession of the Premises to Tenant (or, in the event of any “Tenant Delay,” as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay); or (b) Scheduled Commencement Date. Landlord shall tender possession of the Premises to Tenant with all of Landlord’s construction obligations, if any, “Substantially Completed” as provided in the Construction Rider attached as Exhibit B (the “Construction Rider”). The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the “Scheduled Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date. When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

After the Commencement Date Tenant (and such employees of Tenant who maintain offices primarily in the Premises, and to whom Landlord has given access keys or cards pursuant to the provisions of this Lease) shall have access to the Premises 24 hours per day, 365 days per year, subject to (a) security controls, such as having keys and access cards to the Building and the Premises, (b) limitations and denial of access due to emergencies and Landlord’s scheduled maintenance of Building Systems, and (c) limitations and denial of access due to reasons beyond the control of Landlord, such as actions by governmental authorities.

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3.            RENT.

3.1       Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $14,225.25 per month for first four (4) full calendar months of the initial Term. The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $56,901.00 (the “Abated Base Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease, then all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Base Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Share of Operating Costs and Taxes and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which might not be the first day of a calendar month).

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3.2       Additional Rent: Operating Costs and Taxes.

(a)       Definitions.

(1)       “Operating Costs” means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts under such insurance, provided that, if applicable, the payment of Tenant’s Share of any earthquake deductible which is included in Operating Costs shall not exceed One Hundred Thousand Dollars ($100,000.00) for any single earthquake event during the initial Term (the “Earthquake Contribution Amount”); provided, however, that Tenant shall pay as part of Operating Costs an initial Twenty-Five Thousand Dollars ($25,000.00) and the remaining amount (that is the amount in excess of Twenty-Five Thousand Dollars ($25,000.00) up to the Earthquake Contribution Amount (the “Excess Deductible Share”)) shall be amortized over a period of ten (10) years commencing the year following Tenant’s initial $25,000.00 payment, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Tenant shall only pay the initial Twenty-Five Thousand Dollars ($25,000.00) in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining Lease Year of the Tenn (including any extension thereof) following the year in which the initial payment was made; (E) licenses, permits and inspections; (F) subject to the terms of this Section 3.2, complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) subject to the terms of this Section 3.2, amortization of capital improvements which are required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety, comfort and convenience of tenants, or which are required to comply with present or future conservation programs, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Building for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees (not to exceed three percent (3%) of the gross revenue of the Building); (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or common area maintenance costs and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Property and any fitness center or conference center in the Property); (N) any reasonable costs incurred to make any alterations or improvements to the Building or Property necessary for any voluntary certification as “green” or sustainable, or other similar certifications, and any costs for such certification; and (O) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year. Landlord shall have the right, from time to time, to equitably allocate some or all of the costs for the Building among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s reasonable discretion. The Cost Pools may include, but shall not be limited to, the office space tenants, the retail space tenants and storage space of the Building. The costs within each Cost Pool shall be allocated and charged to the tenants in the Cost Pool in an equitable manner.

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Operating Costs shall not include (1) capital improvements (except as specifically enumerated above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a separate reimbursement is received; (iii) ground rent, and interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of tenant improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated above; (viii) costs, fines or penalties incurred due to Landlord’s violation of any Law; (ix) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; (x) marketing costs, leasing commissions, finders’ fees, attorney’s fees, costs, and disbursements and other expenses incurred in connection with leasing space in the Building or disputes with tenants, other occupants, or prospective tenants, or in enforcing leases, or legal fees incurred in connection with negotiating this Lease; (xi) costs of repairs directly resulting from the gross negligence or willful misconduct of Landlord; (xii) salaries, fringe benefits and other compensation of employees above the grade of general manager (or of equal level); (xiii) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; (xiv) costs, fines or penalties incurred due to Landlord’s violation of any Law; (xv) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date of this Lease in or about the Building or common areas except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building; (xvi) the cost of complying with any Laws in effect (and as interpreted and enforced) as of the date of this Lease, provided that if any portion of the common areas of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Operating Costs unless otherwise excluded pursuant to the terms hereof; and (xvii) attorney’s fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building.

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(2)       “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes.

(3)       “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b)       Additional Rent.

(1)       Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount of Operating Costs, and (y) the amount of Taxes.

(2)       Prior to the Commencement Date and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year (or first partial year following the Commencement Date). Commencing on the Commencement Date, and in subsequent calendar years, on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Additional Rent, as reasonably estimated by Landlord for such full calendar year. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)       As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within sixty (60) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

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(4)       If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) Business Days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) Business Days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption.

(c)       Tenant’s Review and Audit Right. Within sixty (60) days after Tenant receives Landlord’s statement of Operating Costs for a calendar year, if Tenant in good faith questions or contests the accuracy of Landlord’s statement of Operating Costs for such calendar year, then Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs for that calendar year to which the statement applies (“Tenant’s Review”), subject to the following terms and conditions: (a) Tenant shall not conduct Tenant’s Review at any time that Tenant is in default of any of the terms of this Lease; (b) Tenant’s Review shall be done during normal business hours, at the office of the property manager for the Building, (c) Tenant shall not conduct Tenant’s Review more than one (1) time for any calendar year, and (d) the Review Notice shall specify in detail which items of expense Tenant, in good faith, believes have been misstated. Failure of Tenant to give Landlord a Review Notice within the above sixty (60)-day period shall render the statement of Operating Costs conclusive and binding on Tenant for all purposes. Tenant’s Review shall be conducted only by an employee of Tenant or a certified public accountant employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis. Tenant acknowledges that Tenant’s right to conduct Tenant’s Review for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Operating Costs. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct Tenant’s Review. Tenant shall not remove such records from the location where the same have been made available, but Tenant shall have the right to make copies of the same at Tenant’s expense. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Tenant shall have forty-five (45) days after Landlord shall have provided copies of or access to the relevant documents and data to complete Tenant’s Review. Tenant shall deliver to Landlord a copy of the results of Tenant’s Review within fifteen (15) days after completing Tenant’s Review. If, after conducting Tenant’s Review, Tenant disputes the amount of Operating Costs charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records (the “Audit”). The Audit shall be conducted by an independent certified public accountant (“CPA”) selected by Landlord, who is reasonably acceptable to Tenant, and who is with a certified public accounting firm licensed to do business in the State of California. Tenant shall be solely responsible for all costs, expenses and fees incurred for the Audit, provided, however, if the Audit shows that Landlord overstated Operating Costs for the subject year by more than five percent (5%), then Landlord shall pay all costs and expenses of the Audit. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Costs unless Tenant has paid and continues to pay all Rent when due. Within thirty (30) days after final determination, the party that owes the other party an amount to bring the amounts actually paid into agreement with the amounts that should have been paid, shall pay such amounts to the other party. The provisions of this Subsection (e) shall survive the expiration of this Lease.

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3.3       Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) Business Days after Landlord invoices Tenant therefor or otherwise makes demand of the amounts due. All rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.            SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease (which breach or default continues beyond any applicable notice and cure period), to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law now in force or that become in force after the date of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim and use those sums necessary to compensate Landlord for any foreseeable or unforeseeable loss or damage caused by the act or omission by Tenant, including, without limitation, any post default damages and such remedies to which Landlord is entitled under the provisions of Section 15.2 of this Lease. Subject to the remaining terms of this Section 4, and provided Tenant is not in default and has not been in default at any time preceding the effective date of any reduction of the Security Deposit (beyond any applicable notice and cure periods) (each a “SD Reduction Effective Date”), Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amounts will be as follows: (i) $50,000.00 effective as of the first day of the eighteenth (18th) full calendar month of the initial Term; (ii) $30,000.00 effective as of the first day of the twenty-eighth (28th) full calendar month of the initial Term; and (iii) $21,972.54 effective as of the first day of the thirty-seventh (37th) full calendar month of the initial Term. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to any SD Reduction Effective Date and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

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5.             USE AND COMPLIANCE WITH LAWS.

5.1       Use. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws to the extent that such Laws relate to or are triggered by (a) Tenant’s occupancy and particular use of the Premises (as opposed to general office use), or (b) any Alterations made by or on behalf of Tenant (excluding the Tenant Improvements)), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building. Tenant agrees to reasonably cooperate with Landlord with respect to any voluntary “green” or sustainable programs with respect to the Premises; provided, however, that notwithstanding anything to the contrary, Tenant shall not be responsible to make any improvements or alterations to the Premises or to replace any equipment or property of Tenant in connection therewith unless Landlord agrees to pay for all costs for such improvements, alterations or replacements. The foregoing sentence shall not apply to Tenant’s construction of the initial Tenant Improvements in the Premises.

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5.2       Hazardous Materials.

(a)       Definitions.

(1)       “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 etsue., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)       “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)       “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4)       “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b)       Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

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(c)       Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)       Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time and except in the case of the emergency, upon reasonable prior notice (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e)       Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

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6.            TENANT IMPROVEMENTS & ALTERATIONS.

6.1       Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion. Notwithstanding the foregoing, Tenant shall have the right, without the consent of, but with prior written notice to, Landlord, to make Alterations to the Premises which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building Systems, (iv) do not affect the water tight character of the Building or its roof, (v) do not move any interior walls or otherwise change the layout of the Premises, and (vi) cost in the aggregate less than Fifty Thousand Dollars ($50,000.00) during any calendar year (“Cosmetic Changes”). Landlord may, in its sole discretion, withhold consent to any alteration, addition or improvement that may affect the structure of the Building or may adversely or materially affect, or otherwise require modification to, any Building System. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) with respect to Alterations costing $15,000.00 or more, provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Paragraph 19.1 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. Notwithstanding anything to the contrary contained in this Section 6, Tenant shall not be required to remove any portion of the Tenant Improvements described on the Work List as of the date of this Lease (as such terms are defined in the Construction Rider).

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6.2       Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord (not to exceed $2,500.00) in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior written notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.3       In connection with all Alterations (other than the Tenant Improvements), Landlord shall be entitled to a construction coordination fee equal to four percent (4%) of the first one hundred thousand dollars ($100,000) of construction costs, three percent (3%) of the next four hundred thousand dollars ($400,000) of construction costs, two percent (2%) of the next five hundred thousand dollars ($500,000) of construction costs, and one percent (1%) of any additional construction costs.

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6.4       Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).

6.5       Subject to the provisions of Section 5 - Use and Compliance with Laws and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.            MAINTENANCE AND REPAIRS.

7.1       By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. Subject to the terms of Section 1 above, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, the portion of Building Systems exclusively serving the Premises (e.g., electrical outlets and fixtures, dedicated HVAC equipment, distribution systems and registers) and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in good working condition (but in no event in a condition worse than the condition existing as of the date on which Landlord delivered possession of the Premises to Tenant), and keep the Premises in a clean, safe and orderly condition.

7.2       Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the portion of the Building Systems not covered by Tenant’s obligations in Section 7.1, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

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7.3       Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a)       To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b)       To change the Building’s name or street address;

(c)       To install and maintain any and all signs on the exterior and interior of the Building;

(d)       To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e)       If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

(f)       In exercising its rights under this Section 7.3, Landlord agrees to use commercially reasonable efforts to minimize any interruption to or disruption of Tenant’s use of the Premises.

8.            TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9.            UTILITIES AND SERVICES.

9.1       Description of Services. Description of Services. The Business Hours are specified in the Basic Lease Information (“Business Hours”). The business days are weekdays except public holidays (“Business Days”). During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy: janitorial services on Business Days; and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 volt standard outlet power. Landlord shall furnish reasonable amounts of heat, ventilation and air-conditioning for the Premises during Business Hours. Landlord shall also provide the Building with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows, elevator service, and common area toilet room cleaning and supplies.

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9.2       Payment for Additional Utilities and Services.

(a)       Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the date of this Lease, the prevailing rate for furnishing HVAC Service at times other than Business Hours on Business Days is $55.00 per hour per suite which may be changed from time to time in Landlord’s sole discretion.

(b)       If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 180 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c)       If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord reasonably determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Building Hours, or consumption of extraordinary amounts of electricity at any time, such as for the operation of above standard server(s) for an office tenant occupying comparable space, for dedicated HVAC equipment for the Premises, or for other equipment requiring power in excess of standard 120 volt outlet power; provided, that Tenant shall be permitted to operate small normal and customary servers that require normal electrical consumption, as reasonably determined by Landlord, and that are otherwise in compliance with the terms and conditions of this Lease. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

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9.3       Interruption of Services. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in Section 9.1 - “Description of Services” (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided below in this Section 9.3, entitle Tenant to an abatement of rent or to terminate this Lease.

(a)       If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within five (5) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the sixth (6th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

(b)       If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 - “Maintenance and Repair” or Section 12.1 “Landlord’s Duty to Repair,” as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

(c)       Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

(d)       If any Service Failure is caused by fire or other casualty then the provisions of Section 12 – “Damage or Destruction” shall control.

(e)       Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.

(f)       Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

9.4       Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

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9.5       Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Building. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Building, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Building, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6 of this Lease.

9.6       Direct Billing. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

10.          EXCULPATION AND INDEMNIFICATION.

10.1     Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or gross negligent acts or omissions of Landlord or its authorized representatives.

10.2     Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Tenant’s Visitors in or about the Property, or (b) any construction or other work or maintenance undertaken by Tenant on the Premises or elsewhere in the Property (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property arising out of or relating to Tenant’s occupancy or operation, and occurring in or about the Premises or the elsewhere in the Property, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or gross negligent acts or omissions of Landlord or its authorized representatives.

10.3     Damage to Tenant and Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the gross negligence or willful misconduct of Landlord or its authorized representative or agents. Except as otherwise provided in this Section 10, Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

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10.4     Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.          INSURANCE.

11.1     Tenant’s Insurance.

(a)       Liability Insurance. Tenant shall at all times throughout the Term (and any time prior to the Tenn during which Tenant is granted access to the Premises) maintain in full force, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) either designate separate limits for the Property acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information (the “Property Manager”), all Mortgagees (as defined in Section 20.2 of this Lease) and such other parties in interest as Landlord may reasonably designate to Tenant in writing; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

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(b)       Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)       Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least ten (10) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $20,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(d)       Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate; provided, however, that except to the extent required by any Mortgagee, the levels and types of insurance so requested by Landlord are commensurate with the levels and types of coverage then being required by landlords of comparable buildings in the vicinity of the Building. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)       Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not less than ten (10) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.

11.2      Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

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11.3       Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and their respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.          DAMAGE OR DESTRUCTION.

12.1       Landlord’s Duty to Repair.

(a)       If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)       If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2       Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)       If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within nine (9) months from the date of the casualty;

(b)       If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

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(c)       If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)       If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration, there would be less than one (1) year remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3      Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate. In addition to Landlord’s and Tenant’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (i) a material portion of the Premises is rendered untenantable by fire or other casualty and such damage cannot reasonably be repaired (as determined by Landlord) within ninety (90) days after Landlord’s receipt of all required permits to restore the Premises; (ii) there is less than one (1) year of the Term remaining on the date of such casualty; (iii) the casualty was not caused by the negligence or willful misconduct of Tenant or any of Tenant’s Representatives or Visitors; and (iv) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date Tenant is notified that the damage cannot be repaired within such sixty (60) day period.

12.4      Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.          CONDEMNATION.

13.1       Definitions.

(a)       “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

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(b)       “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)       “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2       Effect on Lease.

(a)       If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)       If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)       If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3      Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4      Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

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13.5       Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6       Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.       ASSIGNMENT AND SUBLETTING.

14.1       Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. Subject to the terms of Section 14.9 below, if Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee is herein called a “Transferee”.

14.2       Reasonable Consent.

(a)       At least forty-five (45) days prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the Proposed Transferee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer in final form. Within fifteen (15) Business Days after Landlord shall have received all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

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(b)       Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant (other than Tenant) in the Building, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Building, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding nine months, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Mortgagee objects to the proposed Transfer, or (viii) the proposed agreement governing the Transfer purports to expand the Tenant’s rights under the Lease, or modify or constrain any of Landlord’s rights under the Lease, or (ix) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Property or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than seventy-five percent (75%) of that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building; provided, however, that the foregoing shall not be deemed to be a minimum requirement on the actual sublease rental rate Tenant may charge an approved or permitted subtenant in any applicable sublease.

14.3       Excess Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of all “Transfer Consideration”, which shall mean any consideration paid or payable by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less the direct, out-of-pocket expenses and costs for necessary Alterations, reasonable attorneys’ fees and brokerage commission costs paid by Tenant to procure the subtenant. Any such costs for Alterations, reasonable attorneys’ fees and brokerage commissions shall be amortized on a straight basis over the term of the sublease. In the case of an assignment (including any Transfer resulting from a change in ownership, merger or consolidation), Transfer Consideration includes the value of the Lease (whether or not expressly allocated or otherwise provided for in such transaction) and any other consideration paid or payable by the Transferee for the assignment of the Lease, less the direct, out-of-pocket expenses and costs for reasonably necessary Alterations made for the subject transfer, reasonable attorneys’ fees, and reasonable brokerage commissions paid by Tenant to procure the assignment.

14.4       No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

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14.5       Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees which fees shall not to exceed $2,500.00 per request for Landlord’s consent to a proposed Transfer so long as the documentation is commercially reasonable and Tenant and/or the proposed Transferee does not materially or unreasonably negotiate the terms and conditions of Landlord’s consent documentation) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6       Effectiveness of Transfer. Prior to the date on which any Transfer becomes effective (whether or not requiring Landlord’s consent), Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7       Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease for a term greater than fifty (50%) of the remaining term of this Lease and which sublease results in more than fifty percent (50%) of the entire Premises being subleased at any given time, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant. Notwithstanding the provisions of this Section 14.7 to the contrary, if (i) Tenant proposes to sublease a portion of the Premises, and (ii) Landlord elects to terminate this Lease with respect to the space Tenant proposes to sublease, then Tenant shall have the right to rescind (a “Rescission”) any such termination by Landlord only with respect to any sublease which cumulatively, whether through one (1) or more subleases, does not result in Tenant subleasing, in the aggregate, more than seventy-five percent (75%) of the rentable area in the Premises. Any Rescission shall be effective, if at all, only by Tenant giving Landlord written notice (“Tenant’s Rescission Notice”) within five (5) Business Days following Landlord’s written notice of termination pursuant to the provisions of this Section 14.7. Upon Tenant giving Tenant’s Rescission Notice, (iii) this Lease shall remain in full force and effect in accordance with the provisions contained herein, and (iv) Tenant shall be deemed to have withdrawn the request for consent to a sublease, and the proposed sublease which was the basis for Landlord’s termination under the provisions of this Section 14.7 shall be void, and of no force and effect. Tenant shall not have the right to rescind Landlord’s termination of a sublease which cumulatively would result in Tenant subleasing more than seventy-five percent (75%) of the rentable area in the Premises.

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14.8       Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant (which breach or default continues beyond any applicable notice and cure periods) a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9       Permitted Transfers. Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to Transfer this Lease to any of the following entities (each a “Permitted Transferee”, a Transfer to a Permitted Transferee being a “Permitted Transfer”), so long as the Permitted Transferee has a tangible net worth sufficient to fulfill the obligations of the original Tenant under this Lease being assumed by the Permitted Transferee and no less than the tangible net worth of Tenant immediately prior to such Transfer, and so long as such Transfer is not objectionable to Landlord under any of Subsections 14.2(b)(iii), (iv), (vi), (viii) or (ix) of this Lease: (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant. The provisions of Sections 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any Permitted Transfer pursuant to the provisions of this Section 14.9 shall be subject to all of the other provisions of this Lease. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent or subsidiary, as the case may be. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Section 14.

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15.          DEFAULT AND REMEDIES.

15.1       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)       Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due. If Landlord accepts any past due Rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due Rent which Landlord has accepted.

(b)       Tenant abandons the Premises and fails to pay rent hereunder.

(c)       Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)       Tenant violates the restrictions on Transfer set forth in Section 14 Assignment and Subletting.

(e)       Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)       Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)       Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within one hundred twenty (120) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines, at the end of said thirty (30)-day period, that such failure cannot or will not be cured by Tenant within such one hundred twenty (120) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

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15.2       Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)       Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b)       Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)       Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for• the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d)       Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

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16.          LATE CHARGE AND INTEREST.

16.1       Late Charge. If any payment of Rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2      Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.          WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by such party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18.          ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants provided that Landlord may only show the Premises to prospective tenants during the last nine (9) months of the Term, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

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19.          SURRENDER AND HOLDING OVER.

19.1      Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation, any changes resulting from approved Alterations and Landlord’s express obligations hereunder; provided, however, that prior to the expiration or termination of this Lease Tenant shall, at Landlord’s request, remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and, subject to Section 6.1 — Tenant Improvements & Alterations, all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2       Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof on a per diem basis for each day Tenant remains in possession for the first sixty (60) days of any such holdover period. Commencing on the sixty first (61st) day, such rate shall be increased to two hundred percent (200%) of the Base Rent payable in the last full month prior to the termination hereof Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

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20.          ENCUMBRANCES.

20.1       Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees in writing that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease beyond any applicable notice and cure period. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) Business Days after written request therefor by Landlord and in a form reasonably requested by Landlord, and the holder of any Encumbrance, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, which documents may include customary commercially reasonable terms, such as the agreement of Tenant to provide such holder notice and opportunity to cure any Landlord default under the Lease (including the opportunity to take possession of the Property as provided in the Encumbrance). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

20.2      Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

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21.          ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1       Estoppel Certificates. Within ten (10) Business Days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) Business Days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

21.2      Financial Statements. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22.          NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

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23.          ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.          QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.          SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to materially inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.          FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

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27.          RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28.          LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29.          CONSENTS AND APPROVALS.

29.1      Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2       No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof

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30.          WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by applicable Law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.          BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives. Landlord shall indemnify and hold Tenant harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Tenant asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Landlord or Landlord’s Representatives.

32.          RELOCATION OF PREMISES. For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Building, commencing on the first day of the twenty-fifth (25th) month of the initial Term of this Lease, Landlord shall have the right from time to time during the Term to relocate the Premises within the Building (but during the initial Term of this Lease, Landlord shall not exercise such right to relocate Tenant more than one (1) time), provided that (a) the rentable and usable area of the new Premises is of equivalent size to the existing Premises, subject to a variation of up to fifteen percent (15%), (b) Landlord, not Tenant, shall pay the cost of providing tenant improvements in the new Premises (Tenant shall have no liability for any construction management fee related to any such tenant improvements), which shall be substantially comparable to those in the existing Premises, (c) if Tenant relocates into larger Premises under the provisions of this Section, then during the remainder of the initial Term the total Base Rent and Additional Rent shall not increase after such relocation for comparable dates as Tenant would otherwise pay in the existing Premises prior to such relocation, (d) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move) of (i) moving Tenant’s Trade Fixtures and personal property to the new Premises, (ii) relocating wiring and cabling to the new Premises and (iii) new stationery and business cards to replace the then existing stock on hand in the Premises and which may be required by any change in address, and (e) the new Premises shall be located on the ground floor of the Building. Landlord shall deliver to Tenant written notice of Landlord’s election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least one hundred twenty (120) days prior to the date the relocation is to be effective.

33.          OFAC. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

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34.          ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

35.          MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease. This Lease may be executed and delivered by facsimile in one or more counterparts, each of which shall constitute one and the same Lease. If this Lease is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Lease (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction.

36.          AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:		LANDLORD:

SYSOREX GLOBAL HOLDINGS CORP.,		ECI TWO BAYSHORE LLC,
a Nevada corporation		a Delaware limited liability company

By:	/S/ NADIR ALI	By:	Embarcadero Capital Investors Two LP,
Name:	NADIR ALI		a Delaware limited partnership,
Title:	CEO		its sole member

By:	/s/ WENDY LOUNDERMON		By:	Embarcadero Capital Partners LLC,
Name:	WENDY LOUNDERMON			a Delaware limited liability company,
Title:	CFO			its sole general partner

				By:	/s/ ERIC YOPES
ERIC YOPES
MANAGER

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

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EXHIBIT A

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 21, 2014
BETWEEN
ECI TWO BAYSHORE LLC, AS LANDLORD,
AND
SYSOREX GLOBAL HOLDINGS CORP., AS TENANT (“LEASE”)

THE PREMISES

Exhibit A, Page 1
Initials

Bayshore Standard Lease Form

EXHIBIT B

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 21, 2014
BETWEEN
ECI TWO BAYSHORE LLC, AS LANDLORD,
AND
SYSOREX GLOBAL HOLDINGS CORP., AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1.       Tenant Improvements. Landlord shall with reasonable diligence through a contractor, and/or subcontractors, designated by Landlord perform the Work List (as defined below) items in the Premises as provided for in this Construction Rider (“Tenant Improvements”). Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider. Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant except as expressly provided herein and as otherwise expressly provided in Section 1 of the Lease. Landlord, at its sole cost and expense (subject to the terms and provisions of Section 1.1 below) shall perform improvements to the Premises in accordance with the following work list (the “Work List”) using Building standard methods, materials and finishes and as otherwise reasonably determined by Landlord.

WORK LIST

(a)	Construct a kitchen in the Premises with a sink, upper and lower cabinetry and a dishwasher;

(b)	Replace existing carpeting in the Premises with new Building standard carpeting, as selected by Tenant;

(c)	Repaint currently painted exposed, interior walls of the Premises in a color selected by Tenant;

(d)	Install glass entry doors in the Premises that are substantially similar to the glass entry doors currently installed in Suite 185 of the Building;

(e)	Construct the “Division” demising wall, as shown on the plan attached hereto as Schedule 1;

(f)	Remove one (1) wall in the Premises, as shown on the plan attached hereto as Schedule 1; and

(g)	Remove the closet located in the conference room within the Premises, as shown on the plan attached hereto as Schedule 1.

Exhibit B, Page 1
Initials

Bayshore Standard Lease Form

1.1.       All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant Delay (defined below) in completion of the Tenant Improvements resulting from any such other work and upgrades requested or performed by Tenant.

1.2.       Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements or that the improvements constructed will be adequate for Tenant’s use.

1.3.       Construction. Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list”. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Premises (or as soon thereafter as may be reasonably practicable and in any event within thirty (30) days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Landlord, as part of the Tenant Improvements, shall use commercially reasonable efforts to correct all such items within thirty (30) days following the completion of the punch list. Tenant shall cooperate with and accommodate Landlord and Landlord’s contractor in completing the items on the punch list.

1.4.       Changes. If Tenant requests any change, addition or alteration in or to the Tenant Improvements (whether one or more, hereinafter called “Changes”), Landlord shall notify Tenant of the estimated cost of such Changes (the “Cost Estimate”). Within two (2) days after receipt of such Cost Estimate, Tenant shall notify Landlord in writing whether Tenant approves the Changes. If Tenant approves the Changes, Landlord shall proceed with the Changes and Tenant shall be liable for any additional cost (“Additional Cost”) resulting from the Changes. If Tenant fails to approve the Changes within such two (2) day period, Landlord shall have the option to continue construction of the Tenant Improvements disregarding the requested Changes. Tenant shall be responsible for any Tenant Delay (defined below) in completion of the Premises resulting from any Changes. Tenant shall pay Landlord 100% of any Additional Cost based upon the Cost Estimate within five (5) business days of Landlord’s demand therefor. Landlord will use reasonable care in preparing the Cost Estimate, but it is an estimate only and does not limit Tenant’s obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts.

Exhibit B, Page 2

Bayshore Standard Lease Form

1.5.       Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant, (ii) the inclusion by Tenant in the Tenant Improvements of any materials, equipment, fixtures or other items in the nature of “long lead” items (including any items that are rare or not readily available, and any custom fabricated items), (iii) any requested Changes (including, without limitation, any delays caused by Landlord’s review of such requested Changes), (iv) Tenant’s failure to select Building standard paint, laminate and carpet for the Tenant Improvements within ten (10) business days following the full execution of this Lease; or (v) any other delay requested or caused by Tenant (collectively, “Tenant Delays”).

2.     Delivery of Premises. Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 2 - Term; Possession of the Lease, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays. If Tenant fails to perform any of Tenant’s obligations under this Construction Rider within the time periods specified herein, Landlord may treat such failure of performance as an Event of Default under the Lease.

3.      Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

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Exhibit B, Page 3

Bayshore Standard Lease Form

SCHEDULE 1 TO EXHIBIT B

PLANS

Division
1
Remove wall
2
3
4
5
6
7
8
9
K
Install new sink
NEW EXIT DOOR
New glass doors
CONF

Exhibit B, Page 4

Bayshore Standard Lease Form

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 21, 2014
BETWEEN
ECI TWO BAYSHORE LLC, AS LANDLORD,
AND
SYSOREX GLOBAL HOLDINGS CORP., AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.       Use of Common Areas. Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2,       No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without Landlord’s written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.       Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion. Landlord may, at its election and at any time, adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All signage approved by Landlord shall be inscribed, painted or affixed in a professional manner and at Tenant’s sole cost and expense and by a contractor approved in advance and in writing by Landlord.

Exhibit C, Page 1
Initials

Bayshore Standard Lease Form

4.       Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and provided such activity does not generate odors outside of the Premises. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building. No vending or dispensing machines of any kind (other than a water and/or soda dispensing machine) may be maintained in any leased premises without the prior written permission of Landlord. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like. Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.

5.       Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.       Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.       Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

Exhibit C, Page 2

Bayshore Standard Lease Form

8.       Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

9.       Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.    Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

11.    Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.    Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

13.    Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

Exhibit C, Page 3

Bayshore Standard Lease Form

14.    Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.    Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

16.    Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.    Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

18.    Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.    Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulations.

20.    Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

Exhibit C, Page 4

Bayshore Standard Lease Form

21.    Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.    Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.    Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

24.    Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event of a conflict between the Building Rules and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

25.    Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

26.    Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

27.    Crane and Rigging Operations. For safety purposes, crane or rigging operations are required to be pre-planned so that no building occupants are working or are allowed under a loaded crane during operation. The only exception to this rule is trained crane company employees who are responsible for hooking and unhooking the materials to the crane, or who are helping to guide the materials into position and who are all operating subject to OSHA code compliance. To protect Landlord’s rights and to insure the safety of all Building occupants, all rigging and crane work at or about the Building must take place outside of normal Business Hours. All rigging or crane lifts must be scheduled with Landlord no less than fourteen (14) days prior to the scheduled rigging date and approval is subject to the Landlords ability to reasonably coordinate with tenants occupying the space below the affected rigging or crane lifting area. To prevent materials from falling, the material must be rigged using self-closing safety latches. All crane operations, rigging and latching must be done by qualified riggers or operators operating under full compliance with Federal, State and Local codes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C, Page 5

Bayshore Standard Lease Form

EXHIBIT D

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 21, 2014
BETWEEN
ECI TWO BAYSHORE LLC, AS LANDLORD,
AND
SYSOREX GLOBAL HOLDINGS CORP., AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

37.         PARKING.

37.1       Tenant’s Parking Rights. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, 3.3 parking spaces in the Parking Facility for each 1,000 rentable square feet of office space leased to Tenant (which based on the rentable square footage of the Premises as originally described in the Lease, is fourteen (14) parking spaces) for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, in the Parking Facility. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors’ parking.

37.2       Availability of Parking Spaces. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

37.3        Assignment and Subletting. Notwithstanding any other provision of this Lease to the contrary, and except with respect to a Permitted Transferee, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except (i) to a Permitted Transferee, or (ii) with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

Exhibit D, Page 1
Initials

Bayshore Standard Lease Form

37.4        Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and the Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

38.        EXTENSION OPTION. Provided that Sysorex Global Holdings Corp. has not assigned this Lease (except to a Peimitted Transferee pursuant to a Permitted Transfer) or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and any Permitted Transferee which is an assignee pursuant to a Permitted Transfer and shall not otherwise be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default beyond any applicable notice and cure periods under this Lease at the time of exercise or at any time thereafter until the beginning of such extension of the Term, Tenant shall have the option (the “Extension Option”) to extend the Term for one (1) additional consecutive period of three (3) years (the “Extension Period”), by giving written notice to Landlord of the exercise of such Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Term. The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; (iii) Landlord shall not be obligated to pay any fee or commission to any broker; and (iv) Base Rent for the Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

38.1       “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space in the Building, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable location and quality as the Building, for leases with terms approximately equal to the term for which Fair Market Base Rental is being determined, taking into account: the desirability, location in the building, size and quality of the space, including interior finishes and other tenant improvements; included services and related operating expenses and tax and expense stops or other escalation clauses; and any other special rights of Tenant under this Lease in comparison to typical market leases (e.g. for parking, signage, and extension or expansion options). Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Building, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

Exhibit D, Page 2

Bayshore Standard Lease Form

38.2        Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees. If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.

38.3        In the event the Fair Market Base Rental for the Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

38.4        In no event shall the Base Rent during the Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

38.5        The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by the Extension Period (if the Extension Option is exercised), is referred to in this Lease as the “Term.”

38.6        Notwithstanding anything herein to the contrary, the Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof

39.           SIGNAGE. Landlord shall provide and install, at Landlord’s sole cost and expense, the initial signage for Tenant in the Building directory and at the entry to the Premises. Such signage (and any replacement or modification thereof) shall consist of Building standard materials and shall comply with Landlord’s then current Building specifications. Any required maintenance, repair or changes (which changes shall be subject to Landlord’s prior written approval) to such signage shall be performed by Landlord at Tenant’s sole cost and expense, which costs shall be paid to Landlord within thirty (30) days of Landlord’s demand. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any such signage and repair any damage to the Building caused by such signage.

Exhibit D, Page 3

Bayshore Standard Lease Form